UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 5, 2013

DEX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35895	13-2740040
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Introduction

On April 30, 2013 (the “Effective Date”), pursuant to the Merger Agreement by and between SuperMedia Inc. (“SuperMedia”), Dex One Corporation (“Dex One”), Dex Media, Inc. (the “Company”) and Spruce Acquisition Sub, Inc. (“Spruce”), Dex One merged with and into the Company, with the Company continuing as the surviving corporation, and SuperMedia merged with and into Spruce, with SuperMedia surviving as a wholly owned subsidiary of the Company.

As of the Effective Date, the Registrant assumed all of the obligations of SuperMedia under SuperMedia’s 2009 Long-Term Incentive Plan (the “Predecessor Plan”). Also as of the Effective Date, the Company, as successor-in-interest to Dex One, assumed all of the obligations of Dex One under the Dex One Corporation Equity Incentive Plan, which is now known as the Dex Media, Inc. Equity Incentive Plan (the “EIP”), a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Adoption of the Dex Media, Inc. Amended and Restated Long-Term Incentive Plan

On September 5, 2013, the Company amended and restated the Predecessor Plan and adopted it in the form of the Dex Media, Inc. Amended and Restated Long-Term Incentive Plan (the “LTIP”). The LTIP is intended to advance the best interests of the Company, its affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its affiliates.  All of the Company’s new employees and new non-employee directors after the Effective Date, and current employees who were previously employees of SuperMedia prior to the Effective Date and current non-employee directors who were previously directors of SuperMedia prior to the Effective Date are eligible to participate in the LTIP, which is administered by the Compensation and Benefits Committee of the Board of Directors of the Company.  The LTIP will terminate no later than ten years from the effective date of the LTIP.

Under the LTIP, the Compensation and Benefits Committee may grant various types of awards to the Company’s employees and non-employee directors, including:

•                  Performance shares and performance units, which are linked to the Company’s performance over a performance cycle.  These awards will be paid to the extent the Company satisfies corresponding performance goals, and are payable in cash, common stock, or a combination of cash and common stock;

•                  Restricted stock and restricted stock units, which are awards of the Company’s common stock subject to risk of forfeiture or other restrictions that lapse when certain objectives are achieved.  The value of one share of restricted stock or one restricted stock unit is equal to the fair market value of one share of the Company’s common stock on the date of the award.  Such awards are payable in cash, common stock, or a combination of cash and common stock;

•                  Stock options, which represent the right to purchase a specified number of shares of the Company’s common stock at a fixed grant price not less than the fair market value of the Company’s common stock on the date of the award.  The LTIP does not permit re-pricing of previously awarded stock options, and the maximum term of a stock option is 10 years from the date of the award (or, in the case of an incentive stock option, five years from the date of the award).  The purchase price of an option may be payable in cash, common stock, or a combination of cash and common stock; and

•                  Other awards, which may include stock appreciation rights or other share equivalents denominated or payable in performance-based cash incentives.

The Company is authorized to issue up to 381,417 shares of the Company’s common stock, adjusted for certain capital changes, under the LTIP.  Specified transactions, such as a payout in cash of an award originally denominated in shares, cancellation, or forfeiture of shares subject to an award, or payment of the purchase price of an option or tax withholding obligation with previously acquired shares, will restore an equivalent number of shares available under the LTIP, unless otherwise determined by the Compensation and Benefits Committee.

During the term of the LTIP:

•                  The maximum number of shares with respect to which options may be granted to any one participant during a calendar year is 328,950, plus the amount of the participant’s unused applicable annual award limit for options (if any) as of the close of the previous calendar year;

•                  The maximum number of shares with respect to which stock appreciation rights may be granted to any one participant during a calendar year is 328,950, plus the amount of the participant’s unused applicable annual award limit for stock appreciation rights (if any) as of the close of the previous calendar year;

•                  The maximum number of shares with respect to an award that is settled by the issuance of shares and is not an option or stock appreciation right which may be granted to any one participant during a calendar year is 164,475, plus the amount of the participant’s unused applicable annual award limit for such awards (if any) as of the close of the previous calendar year;

•                  The maximum number of shares with respect to which performance stock awards may be granted to an employee during a calendar year is 164,475;

•                  The maximum number of shares with respect to which performance unit awards payable in stock may be granted to an employee during a calendar year is 164,475;

•                  The maximum value of cash with respect to which performance unit awards payable in cash may be granted to an employee during a calendar year, determined as of the dates of grants of the performance unit awards, is $7,500,000; and

•                  The maximum amount that may be paid to an employee under annual incentive awards granted to an employee during a calendar year is $3,000,000.

The summary of the LTIP set forth above is qualified in its entirety by reference to the text of the LTIP, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

Equity Awards to Executive Officers

On September 5, 2013, the Board of Directors and the Compensation and Benefits Committee of the Company approved awards of restricted stock and stock option awards under the LTIP and EIP.

The restricted stock awards made under the LTIP are governed by the terms of restricted stock award agreements between the Company and its executive officers and certain other employees of the Company, the form of which is attached to this Current Report on Form 8-K.  The restricted stock awards vest on December 31, 2015, subject to the terms of the applicable award agreement.  All unvested shares of restricted stock will be forfeited upon the employee’s termination of employment with the Company for any reason on or before December 31, 2015, except that the Compensation and Benefits Committee, at its sole option and election, may provide for the accelerated vesting of the restricted stock.  If the employee terminates employment without cause or for good reason within six (6) months prior to or two (2) years following a change in control, all unvested shares of restricted stock will immediately vest as of the date of such termination.  The foregoing summary is qualified in its entirety by reference to the text of the Form of Dex Media, Inc. Amended and Restated Long-Term Incentive Plan Restricted Stock Award Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

The following executive officers were awarded shares of restricted stock in the following amounts on the terms and conditions set forth in their respective restricted stock award agreements:

Executive Officer	Restricted Stock Awards

Peter J. McDonald, President & Chief Executive Officer	50,000

Samuel D. Jones, Executive Vice President — Chief Financial Officer and Treasurer	33,300

The stock option awards made under the LTIP are governed by the terms of the stock option agreements between the Company and its executive officers and certain other employees of the Company, the form of which is attached to this Current Report on Form 8-K.  The stock options vest over four years in equal installments of one-fourth on March 31, 2014, March 31, 2015, March 31, 2016 and March 31, 2017.  Any unvested portion of the stock option award will be forfeited upon the employee’s termination of employment with the Company for any reason before the date the option vests, except that the Compensation and Benefits Committee of the Company, at its sole option and election, may provide for the accelerated vesting of the stock option award.  If the employee terminates employment without cause or for good reason within six (6) months prior to or two (2) years following a change in control, any unvested portion of the stock option award will immediately vest on the date of such termination.  The foregoing summary is qualified in its entirety by reference to the text of the Form of Dex Media, Inc. Amended and Restated Long-Term Incentive Plan Non-Qualified Stock Option Agreement, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

The following executive officers were awarded stock options in the following amounts on the terms and conditions set forth in their respective stock option award agreements:

Executive Officer	Stock Options

Peter J. McDonald, President & Chief Executive Officer	125,000

Samuel D. Jones, Executive Vice President — Chief Financial Officer and Treasurer	83,300

2013-2015 Cash Long-Term Incentive Plan

On September 5, 2013, the Compensation and Benefits Committee established the performance objectives and other terms for the Company’s 2013-2015 Cash Long-Term Incentive Plan (the “2013-2015 Cash LTIP”), which provides for a payment of incentive compensation to the Company’s executive officers and to other eligible employees. These incentive compensation payments are determined by the Company’s achievement of specified performance metrics for 2013, 2014 and 2015, respectively, based on: (i) pro-forma adjusted free cash flow (defined as cash from operations, less additions to fixed assets and capitalized software adjusted for the impacts of certain unique items, including the historical results of SuperMedia prior to merger and excluding merger transaction costs), which comprises 50% of the total award opportunity; and (ii) digital ad sales, which comprises 50% of the total award opportunity.

The 2013-2015 Cash LTIP comprises three performance periods.  Each of fiscal years 2013, 2014 and 2015 represents one performance period, with 2013 measured on a pro rata basis from the effective date of the merger through December 2013.  If, at the end of a measurement period, the Company’s performance against the specified performance metrics results in an award being payable to any participating executive officer, the payment of such award shall be made in December of the following year.  Performance objectives for each of the 2014 and 2015 performance periods will be determined by the Compensation and Benefits Committee during the fourth calendar quarter of 2013 and 2014, respectively.

Following a change in control of the Company, under the 2013-2015 Cash LTIP, awards for the performance period in progress would be deemed to be earned at the target amount and for any performance period that has not been started as of the change in control, potential future awards will be forfeited.

The total target incentive opportunity for each of 2013, 2014 and 2015 performance periods under the 2013-2015 Cash LTIP for the following s executive officers is set forth below:

Executive Officer	2013 Target Award	2014 Target Award	2015 Target Award

Peter J. McDonald, President & Chief Executive Officer	$750,000	$1,125,000	$1,125,000

Samuel D. Jones, Executive Vice President — Chief Financial Officer and Treasurer	$500,000	$750,000	$750,000

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Dex Media, Inc. Equity Incentive Plan (formerly known as the Dex One Corporation Equity Incentive Plan)
10.2	Dex Media, Inc. Amended and Restated Long-Term Incentive Plan
10.3	Form of Dex Media, Inc. Amended and Restated Long-Term Incentive Plan Restricted Stock Award Agreement
10.4	Form of Dex Media, Inc. Amended and Restated Long-Term Incentive Plan Non-Qualified Stock Option Agreement
10.5	Form of Dex Media, Inc. Equity Incentive Plan Restricted Stock Award Agreement
10.6	Form of Dex Media, Inc. Equity Incentive Plan Non-Qualified Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex Media, Inc.

	By:	/s/ Raymond R. Ferrell
		Name:	Raymond R. Ferrell
		Title:	Acting Executive Vice President —
General Counsel and Secretary

Date: September 11, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Dex Media, Inc. Equity Incentive Plan (formerly known as the Dex One Corporation Equity Incentive Plan)
10.2	Dex Media, Inc. Amended and Restated Long-Term Incentive Plan
10.3	Form of Dex Media, Inc. Amended and Restated Long-Term Incentive Plan Restricted Stock Award Agreement
10.4	Form of Dex Media, Inc. Amended and Restated Long-Term Incentive Plan Non-Qualified Stock Option Agreement
10.5	Form of Dex Media, Inc. Equity Incentive Plan Restricted Stock Award Agreement
10.6	Form of Dex Media, Inc. Equity Incentive Plan Non-Qualified Stock Option Agreement